Exhibit 10(I)(4)

                        EXCLUSIVE DISTRIBUTION AGREEMENT

Drug Screening Systems Inc., a Corporation of Pennsylvania with its principal offices located at 604 VPR Commerce Center, 1001 Lower Landing Road, Blackwood, NJ 08012 hereinafter called "SUPPLIER," hereby grants to U.S. Distribution, a division of Baxter Healthcare Corporation, a Delaware corporation, with its principal offices located at 1450 Waukegan Road, McGaw Park, Illinois 60085, hereinafter called "DISTRIBUTOR," the exclusive right to sell those products set forth in paragraph 1(a), to clinical testing and diagnostic and research laboratories in the continental United States, Alaska, and Hawaii (the "Territory"), and DISTRIBUTOR accepts such grant for the term and on the conditions here stated

1.       Products

         a.       Products Covered By This Agreement

                  The products covered by this agreement are those products and accessories set forth in Exhibit "A," together with the parts and components necessary for the repair and replacement thereof, and all modifications, improvements, and developments pertaining to such products, accessories and components, all of which are hereinafter referred to as "products." Products may be added to or deleted from this agreement by mutual consent of the parties.

         b.       New Products

                  SUPPLIER shall submit to DISTRIBUTOR specifications and, where feasible, samples of each new product which SUPPLIER intends to manufacture. Within sixty (60) days after such submission, DISTRIBUTOR may acquire distribution rights for such new products by advising SUPPLIER in writing that DISTRIBUTOR is electing to have such new products included within those products described in paragraph (a) hereof.
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 2. Term and Renewal

         The initial term of this Agreement shall be for 3 year(s), beginning February 1, 1996 and ending February 1, 1999. Thereafter, this agreement shall be automatically renewed for additional and successive terms of one (1) year each, unless and until terminated as provided in
         Section 6 of this Agreement or by either party upon written notice given to the other party sixty (60) days prior to the end of the initial or a renewal term.

3.       DISTRIBUTOR's Duties
                  DISTRIBUTOR shall:

          a. submit its order for products on its standard purchase order form, a copy of which is attached hereto as Exhibit "B" and the terms and conditions of which are incorporated herein by reference thereto;

          b. pay for such orders on DISTRIBUTOR's standard terms of payment: net 45 days;

          c. provide instruction to its customers in the use and routine maintenance of the products;

          d. Whenever feasible, work with and assist SUPPLIER in the modification and improvement of products and the development of new products;

          e. advertise and promote the products by methods which in DISTRIBUTOR's judgment are best suited for the sale of such products;

          f. in the event it wishes to take advantage of the provisions of paragraph 4(c) hereof, advise SUPPLIER in writing of each bid which DISTRIBUTOR proposes to submit in response to an invitation for bid for the purchase of the products when that bid requires the purchase by DISTRIBUTOR from SUPPLIER of at least $10,000.00 worth of the products and requires a delivery date for the products by DISTRIBUTOR in excess of ninety (90) days from the date of the award of the contract.
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4.       SUPPLIER's Duties
                  SUPPLIER shall:

          a. ship to all S/P Distribution Centers, collect, F.O.B. Origin. Carrier is to bill third party freight charges to Baxter Healthcare, Inc., Scientific Products Freight Payment, P.O. Box 815, Deerfield, IL 60015. It is understood that Supplier's pricing, for the products purchased by Distributor, is not to include transportation expenses.

                  DISTRIBUTOR reserves the right to determine the carriers to be selected for shipment to its customers. All Direct (Drop) shipments to DISTRIBUTOR's customers by SUPPLER must be F.O.B. Destination, Prepaid and Add.

                  Any deviation from these terms must be agreed upon prior to shipment by both SUPPLIER and the DISTRIBUTOR's Transportation Department, McGaw Park, IL.

          b. give at least ninety (90) days prior written notice of any changes(s) in the price of the product(s), and honor DISTRIBUTOR's existing purchase orders at the prices in effect immediately prior to the effective date of each such price increase. SUPPLIER expressly warrants to DISTRIBUTOR that any such price changes(s) will take effect on the first day of the calendar year (January 1). Such notice will be sent in accordance with paragraph 10a to the attention of DISTRIBUTOR's Purchasing Department and shall contain specific details of the proposed price changes for each product affected;

          c. in the event DISTRIBUTOR gives a notice of issuance of bid to SUPPLIER as provided for in paragraph 3(f) hereof, sell to DISTRIBUTOR the quantity of products required by any contract awarded to DISTRIBUTOR as a result of the issuance of such bid at the prices in effect at the date DISTRIBUTOR gives such notice to SUPPLIER;
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          d.      adequately package and deliver the products, using those
                  references to and trademarks of DISTRIBUTOR as DISTRIBUTOR shall in writing specify;

          e. execute, and comply with the provisions of, the DISTRIBUTOR Continuing Guaranty, a copy of which is attached hereto as Exhibit "C" and the terms and conditions of which are made a part hereof;

          f. turn over all inquiries for the products from territory to DISTRIBUTOR;

          g. take out and maintain product liability insurance (containing either a vendor's endorsement or contractual liability coverage referencing the indemnification provisions contained in DISTRIBUTOR's purchase order form attached hereto as Exhibit "B") on all products with insurers satisfactory to DISTRIBUTOR with minimum limits of $1,000,000/$3,000,000 for bodily injury and $300,000 for property damage and immediately furnish to DISTRIBUTOR a certificate of insurance issued by the carrier evidencing the foregoing endorsements, coverages and limits and that such insurance shall not be cancelable without at least fifteen (15) days prior written notice to DISTRIBUTOR;

          h. provide adequate facilities for the major overhaul and repair of the products and provide, at no cost to DISTRIBUTOR, the following: in-warranty and out-of-warranty repair service; all installations requested by DISTRIBUTOR at customer and demonstration sites; all refurbishment of DISTRIBUTOR's demonstration products;

          i. furnish DISTRIBUTOR, at no cost, reasonable quantities of SUPPLIER's sales literature and customer instruction manuals relating to the products; and furnish DISTRIBUTOR, upon written request and at no cost, suitable copy and photographs for use by DISTRIBUTOR in advertising and cataloging;

          j. allow DISTRIBUTOR to inspect SUPPLIER's facilities during normal business hours to determine SUPPLIER's adherence to quality assurance and regulatory compliance standards;

          k. issue credit to DISTRIBUTOR, in an amount equivalent to the full purchase price paid by DISTRIBUTOR, for any quantity of products in DISTRIBUTOR's inventory which exceeds DISTRIBUTOR's sixty (60) days of forecasted sales (based on DISTRIBUTOR's prior one hundred eighty (180) day history of the date the credit is sought) and which DISTRIBUTOR returns to SUPPLIER within three hundred and sixty (360) days of receipt of such products.

          l. notify DISTRIBUTOR immediately in writing should SUPPLIER become aware of any defect or condition which may render any of the products in violation of the Food, Drug and Cosmetic Act, or in any way alters the specifications and quality of the products;

          m. furnish to DISTRIBUTOR, at DISTRIBUTOR's request and at no cost to DISTRIBUTOR, reasonable quantities of original factory outer cartons and packaging materials for repackaging of refurbished, used instrumentation and of returned, unused instrumentation where original packaging has been discarded by the customer.

          n.      make any claims for unpaid invoices in writing within twelve
                  (12) months of the date of SUPPLIER's first invoice for such amount. DISTRIBUTOR will not be obligated to make payments for, or investigate, entries which are dated more than twelve
                  (12) months before SUPPLIER's written claim or request for investigation.

5.       Patents and Trademarks

          a.      Patents

                  SUPPLIER shall prosecute diligently each application for United States patent which is now or hereafter pending covering some one or more of the products and on issuance diligently prosecute each infringer thereof. SUPPLIER shall defend, indemnify and hold harmless DISTRIBUTOR from and against any liability arising out of a claim of patent infringement made with respect to any of the products. Supplier agrees to repurchase from DISTRIBUTOR, at a price equivalent to the full purchase price paid by DISTRIBUTOR, any quantity of products in DISTRIBUTOR's inventory which products DISTRIBUTOR reasonably believes it should not or cannot sell, based on an opinion of DISTRIBUTOR's counsel that future sales by DISTRIBUTOR may result in patent infringement, or because of a decision, whether interlocutory or final, rendered in any patent infringement action.

         b.       Trademarks and Trade Names

                  SUPPLIER recognizes that DISTRIBUTOR is the owner of the trademarks and trade names connoting DISTRIBUTOR which it may elect to use in the promotion and sale of the products and that SUPPLIER has no right or interest in such trademarks and trade names.

         c.       Trademark License

                  SUPPLIER hereby grants to DISTRIBUTOR the royalty-free right to use SUPPLIER's trademarks and trade names on the products during the term of this agreement (except for MACH IV(R) which is expressly committed by previous agreement to Borg Warner Information Services, Inc.), it being expressly understood that DISTRIBUTOR shall discontinue the use of such trademarks and trade names upon the termination of this agreement except for Mach IV which is expressly committed by previous agreement to Borg Warner Information Services, Inc. and disclaims any rights in the trademarks and trade names other than the said license.

6.       Termination

         Either party shall have the right to terminate this agreement on written notice if the other (a) commits or suffers any act of bankruptcy or insolvency, or (b) fails to cure any material breach of the provisions of this agreement within thirty (30) days after written notice of such breach.

7.       Procedures on Termination

         a.       Windup

                  On the termination of this agreement, for whatever reason, SUPPLIER shall continue to honor DISTRIBUTOR's orders for products up to the effective date of termination and for a period of sixty (60) days thereafter, and DISTRIBUTOR shall pay for such products on the terms and conditions of this agreement.

         b.       Repurchase of Inventory

                  Within thirty (30) days after termination of this agreement, upon written request from DISTRIBUTOR, SUPPLIER shall repurchase DISTRIBUTOR's inventory of the products at DISTRIBUTOR's acquisition cost thereof.

         c.       Product Service

                  SUPPLIER shall continue to perform service on products as called for in paragraph 4(h) herein for a period of five (5) years from the date of termination.

8.       Force Majeure

         The obligations of either party to perform under this agreement shall be excused during each period of delay caused by matters such as strikes, shortages of raw material, government orders or acts of God, which are reasonably beyond the control of the party obligated to perform.

9.       Marketing Information

         a.       Confidentiality

                  SUPPLIER acknowledges and agrees that pursuant to this agreement valuable marketing information of a confidential nature may be disclosed by DISTRIBUTOR to SUPPLIER; that such information will be retained by SUPPLIER in confidence; that the transmittal of such information by DISTRIBUTOR to SUPPLIER is upon the condition that the information is to be used solely for the purpose of effectuating this agreement; and that SUPPLIER shall not, either during the term of this agreement or after its termination, use, publish or disclose or cause anyone else to use, publish or disclose any marketing information supplied to SUPPLIER by DISTRIBUTOR, whether purchased by SUPPLIER or provided free of charge by DISTRIBUTOR. Notwithstanding anything in the foregoing, the above restrictions on disclosure and use shall not apply to any information which SUPPLIER can show by written evidence was known to it at the time of receipt thereof from DISTRIBUTOR or which may subsequently be obtained from sources other than DISTRIBUTOR who are not bound by a confidentiality agreement with DISTRIBUTOR.

         b.       Cancellation

                  DISTRIBUTOR retains the option of canceling the periodic provision of marketing information to vendor upon fourteen
                  (14) days notice (2 calendar weeks).

         c.       Payment

                  The parties shall mutually agree as to what information, if any, will be provided to SUPPLIER by DISTRIBUTOR and what the cost, if any, will be to SUPPLIER for such information. The nonpayment by SUPPLIER of financial charges for marketing information is grounds for immediate termination of all such information.

         d.       Remedy

                  SUPPLIER recognizes and acknowledges that DISTRIBUTOR would not have any adequate remedy at law for the breach by SUPPLIER of any one or more of the covenants contained in this paragraph and agrees that in the event of such breach, DISTRIBUTOR may, in addition to the other remedies which may be available to it, file a suit in equity to enjoin SUPPLIER from the breach of any of the terms of this paragraph.

         e.       Third Party

                  Sales to third parties for resale are expressly forbidden.

         f.       Exclusivity

                  Exclusivity will be granted to DISTRIBUTOR for the first year of this Agreement, with no conditions. For the second year of this Agreement, exclusivity will be granted to include specific sales goals for the year. These goals will be established, by mutual agreement, at least 60 days prior to the end of the first year of this Agreement. For all succeeding years, exclusivity will be based on achieving the established sales goals for the previous year.

10.      Miscellaneous

         a.       Notices

                  Any notice required by this agreement shall be deemed sufficient if sent by certified mail, postage prepaid, to the party to be notified at the address set forth in the initial paragraph of this agreement until notice of a different address is supplied.

         b.       Entire Agreement

                  This agreement is the entire agreement between the parties hereto, there being no prior written or oral promises or representations not incorporated herein.

         c.       Applicable Law

                  This agreement shall be governed by the laws of the State of Illinois, applicable to contracts made and to be performed in that state. Any lawsuit arising from or related to this Agreement shall be brought in the United States District Court for the Northern District of Illinois or a state court sitting in Lake County, Illinois or Cook County, Illinois. The parties hereby consent to the jurisdiction of said courts.

         d.       Amendments

                  No amendment or modification of the terms of this agreement shall be binding on either party unless reduced to writing and signed by an authorized officer of the party to be bound.

         e.       Existing Obligations

                  SUPPLIER represents and warrants that the terms of this agreement do not violate any existing obligations or contracts of SUPPLIER. SUPPLIER shall defend, indemnify and hold harmless DISTRIBUTOR from and against any and all claims, demands, actions or causes of action which are hereafter made or brought against DISTRIBUTOR and which allege any such violation.

11.      Assignment

         This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that neither party shall have the right to transfer or assign its interest in this agreement without the prior written authorization of the other party, except that DISTRIBUTOR may assign this agreement to a parent or subsidiary corporation.

12.      Counterparts

         For convenience of the parties hereto, this agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes.

         IN WITNESS WHEREOF, the parties have by their duly authorized officers executed this agreement on the _______________ day of ____________________,
19___________.



                                -------------------------------------------
                                Supplier

                         By:
                                -------------------------------------------
                                      Authorized Officer

                                Baxter Diagnostics Inc.
                                Scientific Products Division

                         By:
                                -------------------------------------------
                                Authorized Officer

                                    EXHIBIT A
                                 Product Listing

 microLINE(R) Screens for Drugs of Abuse of the in-vitro diagnostic detection of
                                  Amphetamines
                                  Barbiturates
                                 Benzodiazepines
                                  Cannabinoids
                                     Cocaine
                                 Methamphetamine
                                     Opiates
                                       PCP

 Distributor Price                     14.25 each           Box 10/142.50
                                       14.25 each           Box 25/356.25

 List Price                            28.00 each           Box 10/280.00
                                       25.00 each           Box 25/625.00

                                    EXHIBIT B

                        Sample Stock Purchase Order Form

                                    EXHIBIT C

                               Continuing Guaranty